UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     August 5, 2004

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

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Item 9.

On August 5, 2004, the Corporation purchased fifty-nine thousand, thirty-three (59,033) shares of Class A Common Stock in a private transaction. A copy of the press release issued in connection with this transaction is filed herewith as
Exhibit 99.1, and incorporated by reference herein.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   August 5, 2004                          By:  /s/ Jane C. Morreau
                                                Jane C. Morreau
                                                Vice President and Controller

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN PURCHASES CLASS A COMMON STOCK

Louisville, KY, August 5, 2004 - Brown-Forman Corporation announced today that it has acquired 59,033 shares of Class A Common Stock from an estate. The purchase price of the shares was $47.16 per share, the closing price of the stock on August 4, 2004.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.